UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020
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RAYTHEON TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-00812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Winter Street
Waltham, Massachusetts 02451
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code)
(781) 522-3000

United Technologies Corporation
10 Farm Springs Road
Farmington, Connecticut 06032
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)

2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Floating Rate Notes due 2020	RTX 20B	New York Stock Exchange
(CUSIP 75513E AA9)

Item 7.01	Regulation FD Disclosure.

On April 3, 2020, Raytheon Technologies Corporation (formerly known as United Technologies Corporation) (the “Company” or “RTC”) issued a press release announcing the completion of the Merger (as defined below) contemplated by the Agreement and Plan of Merger, dated as of June 9, 2019, and amended as of March 9, 2020, by and among the Company, Light Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company, and Raytheon Company, a Delaware corporation (“Raytheon”), pursuant to which Merger Sub merged with and into Raytheon (the “Merger”), with Raytheon surviving as a wholly owned subsidiary of the Company. In connection with the Merger, the Company’s name was changed to Raytheon Technologies Corporation and its common stock is listed on the New York Stock Exchange under the symbol “RTX.”

A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated by reference herein and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company, as a global company, is impacted by public health crises such as the global pandemic associated with COVID-19, a possibility the Company disclosed in its risk factors included in the Company’s Form 10-K filed on February 6, 2020 (under its former name United Technologies Corporation).

The COVID-19 pandemic has significantly increased global economic and demand uncertainty. Public and private sector policies and initiatives in the U.S. and worldwide to reduce the transmission of COVID-19, such as the imposition of travel restrictions and the adoption of remote working, have impacted RTC’s business, operations and the aerospace sector as a whole. RTC is working to protect its employees, maintain business continuity and sustain its operations, including ensuring the safety and protection of its employees working in our offices, manufacturing and service facilities worldwide.

The COVID-19 pandemic may also impact RTC’s supply chains, including the ability of suppliers and vendors to provide their products and services to RTC. COVID-19 has impacted and may further impact the broader economies of affected countries, including negatively impacting economic growth, and creating volatility and unpredictability in financial and capital markets, foreign currency exchange rates, and interest rates. For example, in recent weeks, the continued spread of COVID-19 has led to disruption and volatility in the global capital markets, which increases the cost of capital and adversely impacts access to capital.

The financial impact of the COVID-19 pandemic cannot be reasonably estimated at this time but may materially affect RTC’s business, financial condition, results of operations and cash flows. The extent of such impact depends on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the scope, severity and duration of the COVID-19 pandemic and actions to contain its spread or treat its impact, among others.

As a result, RTC is withdrawing the Collins Aerospace and Pratt & Whitney financial outlooks for 2020 provided in the press release furnished as Exhibit 99.1 to its Current Report on Form 8-K filed on January 28, 2020. Given the ongoing uncertainty regarding the scope, severity and duration of the COVID-19 pandemic, RTC is not providing an updated outlook for these businesses at this time. RTC expects to provide further information in its first-quarter earnings announcement and conference call expected to be held on or about May 7, 2020.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished to the U.S. Securities and Exchange Commission and shall not be deemed filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Raytheon Technologies Corporation on April 3, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON TECHNOLOGIES CORPORATION

Date: April 3, 2020	By:	/s/ Anthony F. O’Brien
		Name:	Anthony F. O’Brien
		Title:	Executive Vice President and Chief Financial Officer